Exhibit 4.18

AMENDMENT NO. 2

TO

TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT

made by and among

STOLTHAVEN HOUSTON INC.
and
STOLTHAVEN NEW ORLEANS LLC,
as Borrowers,

DNB NOR BANK ASA,
acting through its New York Branch, as
Administrative Agent and Collateral Agent,

the Banks and Financial Institutions
identified on Schedule 1 to the Original Agreement, as Lenders,

and

STOLT-NIELSEN S.A.
and
STOLT-NIELSEN TRANSPORTATION GROUP LTD.,
as Join and Several Guarantors

May 5, 2006

AMENDMENT NO. 2 TO TERM LOAN AND
REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 2 TO TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 5th day of May, 2006 by and among (i) STOLTHAVEN HOUSTON INC., a corporation incorporated under the laws of the State of Texas (“Stolthaven Houston”) and STOLTHAVEN NEW ORLEANS LLC, a limited liability company organized under the laws of the State of Louisiana (“Stolthaven New Orleans”), as joint and several borrowers (collectively, the “Borrowers” and each a “Borrower”), (2) the banks and financial institutions listed on Schedule 1 to the Original Agreement (as defined below) (together with any assignee pursuant to Section 11 of the Original Agreement, the “Lenders”), and (3)  DNB NOR BANK ASA, acting through its New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents” and each an “Agent”) and as arranger for the Lenders, and amends and is supplemental to the Term Loan and Revolving Credit Facility Agreement dated as of August 13, 2004, as supplemented by that certain Supplement No. 1 dated as of November 30, 2004 and as amended by that certain Amendment No. 1 dated as of July 20, 2005 (as so supplemented and amended, the “Original Agreement”) made by and among the Borrowers, the Lenders and the Agents.

W I T N E S S E T H   T H A T:

WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrowers a term loan facility in the principal amount of US$150,000,000 (the “Loan”);

WHEREAS, pursuant to Section 9.1(e)(i)(A) of the Original Agreement, SNSA is required to supply to the Administrative Agent (with sufficient copies for distribution to each of the Lenders), without request on a consolidated basis, SNSA’s annual consolidated audited accounts prepared in accordance with GAAP within one hundred twenty (120) days (or such earlier date on which such accounts are generally released by SNSA) after the end of the fiscal year to which they relate (herein referred to as the “Relevant Period”);

WHEREAS, the Borrowers have requested and the Lenders have agreed, subject to the terms and conditions set forth herein, to increase the Relevant Period to one hundred eighty (180) days;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.               Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.               Representations and Warranties. Each of the Borrowers, and each other Security Party by its execution of the Consent and Agreement hereto, hereby reaffirms, as of the date hereof, (and except with respect to any matter disclosed in the Guarantor’s 20-F filing, dated May 31, 2005 with respect to the Guarantor’s fiscal year ending November 30, 2004 and filed with the United States Securities and Exchange Commission or in any Press Release issued by SNSA in respect of quarterly or annual financial results or otherwise subsequent to such 20-F filing) each and every representation and warranty made thereby in the Original Agreement, the Notes and the Security Documents (updated mutatis mutandis).

3.               No Defaults. Each of the Borrowers hereby represents and warrants that as of the date hereof no Event of Default nor any event which with the lapse of time, the giving of notice or both would become an Event of Default has occurred.

4.               Performance of Covenants. Each of the Borrowers hereby reaffirms that, except as disclosed to the Administrative Agent, it and each other Security Party has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Notes and the Security Documents, on its part to be performed, and each of the Borrowers, and each other Security Party by its execution of the Consent and Agreement hereto, covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as may be amended hereby, so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.               Amendment to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)                                  all references to “this Agreement” shall be deemed to refer to the Original Agreement, as further amended and supplemented hereby; and

(b)                                 Section 9.1(e)(i)(A) shall be amended by replacing “one hundred twenty (120)” with the following:

“one hundred eighty (180)”

6.               Fees and Expenses.

(a) Fees. The Borrowers shall pay to Administrative Agent (on behalf of the Lenders) upon the execution hereof an amendment fee equal to One Tenth of One Percent (0.10%) of the Credit Facilities. The Borrowers shall also pay to the Administrative Agent such fees as the parties have otherwise agreed.

(b) Expenses. The Borrowers shall pay promptly to the Administrative Agent all costs and expenses (including reasonable legal fees) of the Lenders and the Agents in connection with the preparation and execution of this Amendment.

(c) Payments. All amounts payable under this Section 6 shall be:

(i)                                     made in Dollars in freely available funds, to the Account of the Administrative Agent at Bank of New York (ABA No. 021000018), for Account No. 8026001499 for further credit to DNB NOR BANK ASA, New York Branch, a/c 15064999; and

(ii)                                  without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders or Agents hereunder, the Borrowers shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in such event, the Borrowers shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Administrative Agent.

7.                                       No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.                                       Other Documents. By the execution and delivery of this Amendment, each of the Borrowers, the Lenders, the Agents and, by the execution and delivery of the Consent and Agreement hereto, each other Security Party hereby consent and agree that all references in the Notes and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, each of the Borrowers and, by the execution and delivery of the Consent and Agreement hereto, each other Security Party hereby consent and agree that the Notes, the Security Documents and any other documents that have been or may be executed as security for the Loan and any of its or any Security Party’s obligations under the Original Agreement, the Notes or any Security Document to which it is a party shall remain in full force and effect notwithstanding the amendments contemplated hereby.

9.                                       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.                                 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

11.                                 Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

STOLTHAVEN HOUSTON INC., as Borrower

By	/s/ Alan Winsor
Name: Alan Winsor
Title: Secretary

STOLTHAVEN NEW ORLEANS LLC, as Borrower

By	/s/ Howard J. Merkel
Name: Howard J. Merkel
Title: Attorney-in-Fact

DNB NOR BANK ASA, New York Branch, as Lender

By	/s/ Sanjiv Nayar
Name: SANJIV NAYAR
Title: SENIOR VICE PRESIDENT

By	/s/ Giacomo Landi
Name: GIACOMO LANDI
Title: FIRST VICE PRESIDENT

DEUTSCHE BANK AG IN HAMBURG, as Lender

By	/s/ Stein	/s/ Roth
Name:	Stein	Roth
Title:	Vice President	Vice President

KFW, as Lender

By	/s/ Dooley	/s/ Schenk
Name: DOOLEY	SCHENK
Title:

DVB BANK AG, as Lender

By	/s/ Stefan Heimerl
Name:	Stefan Heimerl
Title:	Assistant Vice President

By	/s/ Thomas Meckel
Name:	Thomas Meckel
Title:	Vice President

DNB NOR BANK ASA, New York Branch, as Administrative Agent and Collateral Agent

By	/s/ Sanjiv Nayar
Name:	SANJIV NAYAR
Title:	SENIOR VICE PRESIDENT

By	/s/ Giacomo Landi
Name:	GIACOMO LANDI
Title:	FIRST VICE PRESIDENT

CONSENT AND AGREEMENT

Each of the undersigned, referred to in the foregoing Amendment No. 2 to Term Loan and Revolving Credit Facility Agreement as a “Security Party”, hereby consents and agrees to said Amendment No. 2 and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Amendment No. 2 and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in said Amendment No. 2 to the same extent as if the undersigned were a party to said Amendment No. 2. Each hereby reaffirms its obligations under that certain Guaranty dated August 13, 2004 notwithstanding the amendments to the Original Agreement contemplated by the foregoing Amendment No. 2.

STOLT-NIELSEN S.A.

By:	/s/ Howard J. Merkel
Name: Howard J. Merkel
Title: Attorney-in-Fact

STOLT-NIELSEN TRANSPORTATION GROUP LTD.

By:	/s/ Howard J. Merkel
Name: Howard J. Merkel
Title: Treasurer